                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       Date of Report:  January 25, 1995
                                       ------------------
                       (Date of earliest event reported)

                        CROWN CORK & SEAL COMPANY, INC.
         -------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

          Pennsylvania                 1-2227                   23-1526444
        ----------------            -----------                ------------
    (State of Incorporation)  (Commission File Number)      (I.R.S. Employer
                                                           Identification No.)

                               9300 Ashton Road
                       Philadelphia, Pennsylvania 19136
                                (215) 698-5100
                 (Address of Registrant's Principal Executive
              Offices and telephone number, including area code)
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Item 5.  Other Events.
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          On January 25, 1995, Crown Cork & Seal Company, Inc. (the "Company")
issued $300 million of public debt securities consisting of $300 million aggregate principal amount of 8-3/8% Notes due 2005 (the "Notes"). The Notes were sold on January 18, 1995 pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission. A copy of the form of the Notes is attached hereto as Exhibit 99a. A copy of the Officers' Certificate of the Company dated January 25, 1995, by which the Company established the Notes and specified their terms is attached hereto as Exhibit 99b. A copy of the Indenture dated as of January 15, 1995 between the Company, as issuer, and Chemical Bank, as trustee (the "Trustee"), is attached hereto as
Exhibit 4. A copy of the Terms Agreement dated as of January 18, 1995 between Salomon Brothers Inc, CS First Boston Corporation, J.P. Morgan Securities Inc. and the Company is attached hereto as Exhibit 99c. Exhibits 4 and 99a through 99c are hereby incorporated by reference in this Form 8-K.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)    Exhibits

       4. Indenture dated as of January 15, 1995 between the Company and the Trustee.

       99a. Form of the Company's 8-3/8% Notes Due 2005.

       99b. Officers' Certificate of the Company dated January 25, 1995.

       99c. Terms Agreement dated January 18, 1995.


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CROWN CORK & SEAL COMPANY, INC.



Date: January 31, 1995                    By:   /s/ Craig R. L. Calle
                                             ----------------------------
                                                   Craig R. L. Calle
                                                   Vice President and Treasurer
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                                 Exhibit Index

Exhibit No.  Description of Exhibit
- -----------  ----------------------

     4. Indenture dated as of January 15, 1995 between the Company and the Trustee.

   99a.      Form of the Company's 8-3/8% Notes Due 2005.

   99b.      Officers' Certificate of the Company dated January 25, 1995.

   99c.      Terms Agreement dated January 18, 1995.